Exhibit 21.1

SUBSIDIARIES OF

PLAINS ALL AMERICAN PIPELINE, L.P.

(As of 12/31/11)

Subsidiary	Jurisdiction of Organization
5D Marketing LLC	Colorado
Aurora Pipeline Company Ltd.	Canada
Centerpoint Access LLC	Texas
Durham Transport LLC	Texas
Lazybay Operating LLC	Texas
Legacy Line LLC	Texas
Lone Star Trucking, LLC	California
Mountain Ridge Resources LLC	Colorado
PAA Finance Corp.	Delaware
PAA Luxembourg S.a.r.l.	Luxembourg
PAA Midstream LLC	Delaware
PAA Vulcan Gas Storage, LLC	Delaware
Pacific Energy GP LP	Delaware
Pacific Energy Group LLC	Delaware
Pacific Energy Management LLC	Delaware
Pacific L.A. Marine Terminal LLC	Delaware
Pacific Pipeline System LLC	Delaware
PACONO1 LLC	Delaware
PACONO2 LLC	Delaware
PICSCO LLC	Delaware
Plains All American Emergency Relief Fund, Inc.	Delaware
Plains Eagle Ford Pipeline LLC	Delaware
Plains Gas Solutions, LLC	Texas
Plains LPG Services GP LLC	Delaware
Plains LPG Services, LP	Delaware
Plains Marketing — North Dakota Inc.	Delaware
Plains Marketing Bondholder, LLC	Delaware
Plains Marketing Canada LLC	Delaware
Plains Marketing GP Inc.	Delaware
Plains Marketing, L.P.	Texas
Plains Midstream Canada ULC	Alberta
Plains Midstream Luxembourg S.a.r.l.	Luxembourg
Plains Pipeline — North Dakota LLC	Wyoming
Plains Pipeline, L.P.	Texas
Plains Products Terminals LLC	Delaware
Plains South Texas Gathering LLC	Texas
Plains Southcap LLC	Delaware
Plains West Coast Terminals LLC	Delaware

Subsidiary	Jurisdiction of Organization
PMC (Nova Scotia) Company	Nova Scotia
PMDSE, Inc.	Mississippi
Rancho LPG Holdings LLC	Delaware
Rocky Mountain Pipeline System LLC	Delaware
SLC Pipeline LLC	Delaware
Southcap Pipe Line Company	Delaware
VirKel Backhoe Services LLLP	Colorado
PNGS GP LLC	Delaware
PAA Natural Gas Storage, L.P.	Delaware
PAA Natural Gas Storage, LLC	Delaware
BGS Kimball Gas Storage, LLC	Delaware
Bluewater Gas Storage, LLC	Delaware
Bluewater Natural Gas Holding, LLC	Delaware
PAA Natural Gas Canada ULC	Alberta
Pine Prairie Energy Center, LLC	Delaware
PNG Finance Corp.	Delaware
PNG Marketing, LLC	Delaware
PPEC Bondholder, LLC	Delaware
SG Resources Mississippi, L.L.C.	Delaware